UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016

Commission file number 001-11625

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU United Kingdom
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 44-161-703-1885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the shareholders of Pentair plc (the “Company”) approving at the Company’s 2016 annual general meeting of shareholders on May 10, 2016 an amendment to the Company’s Articles of Association to increase the maximum number of directors of the Company from eleven to twelve (the “Amendment Resolution”), Ed Garden, Chief Investment Officer and a Founding Partner of Trian Fund Management, L.P. (“Trian”), was appointed as a director of the Company and as a member of the Compensation Committee and the Governance Committee of the board of directors of the Company immediately following the meeting. Trian is one of the Company’s largest shareholders. Mr. Garden was appointed as director of the Company pursuant to the terms of a letter agreement, dated September 7, 2015, among the Company, Trian, and Mr. Garden, Matthew Peltz and Brian Baldwin, each of whom is a partner of Trian, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2015 and is incorporated herein by reference. Pursuant to the letter agreement, Mr. Garden has been attending and participating in all board of directors and Compensation Committee meetings in a non-voting participant capacity since September 2015.

Mr. Garden will participate in the Company’s standard non-employee director compensation arrangements described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2016. In connection with his appointment, Mr. Garden has entered into a Deed of Indemnification with the Company, as well as an Indemnification Agreement with Pentair Management Company, a subsidiary of the Company, the forms of which were filed as Exhibits 10.15 and 10.16, respectively, to the Company’s Current Report on Form 8-K dated June 3, 2014 and are incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual general meeting of shareholders on May 10, 2016. There were 180,689,113 ordinary shares issued and outstanding at the close of business on March 7, 2016 and entitled to vote at the annual general meeting. A total of 166,029,196 ordinary shares (91.88%) were represented at the annual general meeting.

The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:

Proposal 1. — Re-Election of Eleven Director Nominees

To re-elect eleven director nominees for one-year terms expiring at the 2017 annual general meeting of shareholders. Each nominee for director was re-elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Glynis A. Bryan	151,750,176	1,529,109	1,330,082	11,419,829
Jerry W. Burris	152,758,695	568,929	1,281,743	11,419,829
Carol Anthony (John) Davidson	150,837,221	2,512,846	1,259,300	11,419,829
Jacques Esculier	152,728,643	542,745	1,337,979	11,419,829
T. Michael Glenn	152,524,541	833,190	1,251,636	11,419,829
David H. Y. Ho	152,834,298	479,024	1,296,045	11,419,829
Randall J. Hogan	148,816,216	4,461,700	1,331,451	11,419,829
David A. Jones	151,463,671	1,853,836	1,291,860	11,419,829
Ronald L. Merriman	150,924,359	2,466,507	1,218,501	11,419,829
William T. Monahan	152,154,537	1,243,513	1,211,317	11,419,829
Billie I. Williamson	151,487,863	1,819,088	1,302,416	11,419,829

Proposal 2. — Non-Binding Advisory Vote to Approve the Compensation of the Named Executive Officers

To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,586,014	43,419,544	603,809	11,419,829

Proposal 3. — Ratification, by Non-Binding Advisory Vote, of the Appointment of Deloitte & Touche LLP as the Independent Auditors of the Company and Authorization, by Binding Vote, of the Audit and Finance Committee to Set the Auditors’ Remuneration

To ratify, by non-binding advisory vote, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2016 and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditors’ remuneration. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,532,103	1,032,538	1,464,555	—

Proposal 4. — Authorize the Price Range at Which the Company Can Re-allot Shares It Holds as Treasury Shares Under Irish Law

To authorize the price range at which the Company can re-allot shares it holds as treasury shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,675,999	1,612,882	740,315	—

Proposal 5. — Amend the Company’s Articles of Association to Increase the Maximum Number of Directors from Eleven to Twelve

To amend the Company’s Articles of Association to increase the maximum number of directors from eleven to twelve. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
161,082,424	4,430,489	516,283	—

Proposal 6. — Amend the Company’s (A) Articles of Association to Make Certain Administrative Amendments and (B) Memorandum of Association to Make Certain Administrative Amendments

(A) To amend the Company’s Articles of Association to make certain administrative amendments. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,311,589	741,188	556,590	11,419,829

(B) To amend the Company’s Memorandum of Association to make certain administrative amendments. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,342,329	739,049	527,989	11,419,829

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on May 10, 2016.

PENTAIR PLC
Registrant

By:	/s/ Angela D. Jilek
Angela D. Jilek
Senior Vice President, General Counsel and Secretary